AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997
                                                   REGISTRATION NO. 333-41215
                                                   REGISTRATION NO. 333-41215-01

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                             CAPITOL BANCORP LTD.,
                                CAPITOL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MICHIGAN
                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                  38-2761672
                                  38-3381371
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)


        200 WASHINGTON SQUARE NORTH, 4TH FLOOR, LANSING, MICHIGAN 48933
                                 (517) 487-6555
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
          REGISTRANT'S AND CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

================================================================================

                                 JOSEPH D. REID

     CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              CAPITOL BANCORP LTD.

                   200 WASHINGTON SQUARE NORTH, FOURTH FLOOR

                            LANSING, MICHIGAN 48933

                                 (517) 487-6555

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

================================================================================
                            WITH COPIES TO:

     JOHN SHARP, ESQ.                        DONALD L. JOHNSON, ESQ.
     STROBL & BORDA, P.C.                    VARNUM, RIDDERING, SCHMIDT &
     300 E. LONG LAKE ROAD, SUITE 200        HOWLETT, LLP
     BLOOMFIELD HILLS, MI 48304              333 RIDGE STREET, N.W.
     (248) 540-2300                          GRAND RAPIDS, MICHIGAN 49504
                                             (616) 336-6000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)of this Form, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
                                                       PROPOSED
                                      PROPOSED         MAXIMUM
                          AMOUNT      MAXIMUM          AGGREGATE
TITLE OF EACH CLASS OF    TO BE       OFFERING PRICE   OFFERING    AMOUNT OF
SECURITIES TO BE          REGISTERED  PER UNIT         PRICE       REGISTRATION
REGISTERED                                                         FEE
-------------------------------------------------------------------------------
Preferred Securities of
Capitol Trust I            2,530,000    $10.00         $25,300,000   $7,667.00
===============================================================================
Subordinated Debentures of
Capitol Bancorp Ltd.                    F3, F4
===============================================================================
Guarantee of
Capitol Bancorp Ltd.
With Respect to
Preferred Securities                    F4
===============================================================================


<F1>Includes 330,000 Preferred Securities which may be sold by Capitol I to cover over-allotments.
<F2>The registration fee is calculated in accordance with Rule 457(n) under the
Securities Act of 1933, as amended.
<F3>The Subordinated Debentures will be purchased by Capitol Trust I with the proceeds of the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities of Capitol Trust I upon its dissolution and the distribution of its assets.
<F4>This Registration Statement is deemed to cover the Subordinated Debentures of Capitol Bancorp Ltd., the rights of holders of Subordinated Debentures of Capitol Bancorp Ltd., under the Indenture, and the rights of holders of the Preferred Securities under the Trust Agreement, the Guarantee and the Expense Agreement entered into by Capitol Bancorp Ltd. No separate consideration will be received for the Guarantee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lansing, Michigan on December 11, 1997.


                                      CAPITOL BANCORP LTD.,
                                      A MICHIGAN CORPORATION


                                      By: /S/ JOSEPH D. REID
                                          ------------------------------
                                             JOSEPH D. REID
                                      Chairman of the Board, President and
                                      Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lansing, Michigan on December 11, 1997.


                                      CAPITOL TRUST I

                                      By:  /S/ JOSEPH D. REID
                                          ------------------------------
                                               JOSEPH D. REID
                                               Trustee

                                      By:  /S/ ROBERT C. CARR
                                          ------------------------------
                                               ROBERT C. CARR
                                               Trustee

                                      By:  /S/ LINDA D. PAVONA
                                          ------------------------------
                                               LINDA D. PAVONA
                                               Trustee

Signature               Date                   Title
---------               ----                   -----
/S/ JOSEPH D. REID                     Chairman of the Board, President
-------------------------------------  and Chief Executive Officer,
    JOSEPH D. REID                     Director (Principal Executive Officer)

/S/ LEE W. HENDRICKSON                 Chief Financial Officer (Principal
-------------------------------------  Financial and Accounting Officer)
    LEE W. HENDRICKSON

/S/ ROBERT C. CARR*                    Treasurer, Director
-------------------------------------
    ROBERT C. CARR*

/S/ DAVID O'LEARY*                     Secretary, Director
-------------------------------------
    DAVID O'LEARY*

                                       Director
-------------------------------------
    LOUIS G. ALLEN

/S/ PAUL R. BALLARD*                   Director
-------------------------------------
    PAUL R. BALLARD*

/S/ DAVID L. BECKER*                   Director
-------------------------------------
    DAVID L. BECKER*

/S/ DOUGLAS E. CRIST*                  Director
-------------------------------------
    DOUGLAS E. CRIST*

/S/ RICHARD L. DORNER*                 Director
-------------------------------------
    RICHARD L. DORNER*

/S/ GARY A. FALKENBERG*                Director
-------------------------------------
    GARY A. FALKENBERG*

/S/ JOEL I. FERGUSON*                  Director
-------------------------------------
    JOEL I. FERGUSON*

                                       Director
-------------------------------------
   KATHLEEN A. GASKIN

/S/ H. NICHOLS GENOVA*                 Director
-------------------------------------
    H. NICHOLS GENOVA*


/S/ L. DOUGLAS JOHNS*                   Director
-------------------------------------
    L. DOUGLAS JOHNS*

/S/ JAMES R. KAYE*                      Director
-------------------------------------
    JAMES R. KAYE*

                                        Director
-------------------------------------
    LEONARD MAAS

                                        Director
-------------------------------------
    LYLE R. MILLER


                                       */S/ JOSEPH D. REID
                                        -----------------------------
                                       By:  JOSEPH D. REID
                                            Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                 DESCRIPTION
NUMBER
-------
1.1*        Form of Underwriting Agreement.

4.1*        Form of Indenture.

4.2*        Form of Subordinated Debenture (included as an exhibit to Exhibit 4.1).

4.3*        Certificate of Trust of CAPITOL TRUST I.

4.4*        Trust Agreement of CAPITOL TRUST I.

4.5*        Form of Amended and Restated Trust Agreement.

4.6*        Form of Preferred Securities Guarantee Agreement.

4.7*        Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5).

5.1* Opinion of Strobl & Borda, P.C., as to the validity of the issuance of the Subordinated Debentures.

5.2*        Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Preferred Securities.

8.1*        Opinion of Strobl & Borda, P.C., as to certain federal income tax matters.

12.1        Statements Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1*       Consent of BDO Seidman, LLP, Independent Accountants.

23.2* Consent of Strobl & Borda, P.C.. (included in their opinions filed herewith as Exhibits 5.1 and 8.1).

23.3* Consent of Richards, Layton & Finger (included in their opinion filed herewith as Exhibit 5.2).

24.1*       Power of Attorney (included on the signature page).

25.1*       Form T-1 Statement of Eligibility of The First National Bank of Chicago
            to act as trustee under the Indenture.

25.2*       Form T-1 Statement of Eligibility of The First National Bank of Chicago
            to act as trustee under the Amended and Restated Trust Agreement.

25.3*       Form T-1 Statement of Eligibility of The First National Bank of Chicago
            to act as trustee under the Preferred Securities Guarantee Agreement.

*Incorporated by reference to Form S-3, File Nos.: 333-41215 and 333-41215-01, filed November 26, 1997.